Exhibit 10.20

RIVIAN HOLDINGS, LLC

RIVIAN, LLC

RIVIAN AUTOMOTIVE, LLC

$1,250,000,000 Senior Secured Floating Rate Notes due 2026

Purchase Agreement

October 8, 2021

The Purchasers listed in Annex A hereto

Ladies and Gentlemen:

Rivian Holdings, LLC, a Delaware limited liability company (“Rivian Holdings”), Rivian, LLC, a Delaware limited liability company (“Rivian LLC”), and Rivian Automotive, LLC, a Delaware limited liability company (“Rivian Automotive” and, together with Rivian Holdings and Rivian LLC, the “Co-Issuers”), on the terms and subject to the conditions set forth herein, propose to issue and sell to the several purchasers named in Annex A hereto (the “Purchasers”), acting severally and not jointly, the respective amounts set forth in such Annex A of $1,250,000,000 principal amount of their Senior Secured Floating Rate Notes due 2026 (the “Notes”).

The Notes will be issued pursuant to an Indenture, to be dated as of the Closing Date (as defined below) (the “Indenture”), among the Co-Issuers and Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

The Notes will be sold to the Purchasers without being registered under the Securities Act, in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The terms of the Notes and the Indenture will require that investors that acquire Notes expressly agree that Notes may only be resold or otherwise transferred, after the date hereof, if (among other restrictions on transfer set forth in the Indenture) such Notes are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A (“Rule 144A”) or Regulation S (“Regulation S”) thereunder).

The Co-Issuers hereby confirm their agreement with the Purchasers concerning the purchase and resale of the Notes, as follows:

1. Purchase and Sale of the Notes.

(a) On the basis of the representations, warranties and agreements of the Purchasers set forth herein, the Co-Issuers agree to issue and sell the Notes to the Purchasers, severally and not jointly, as provided in this Agreement, and the Purchasers, severally and not jointly, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agree to purchase from the Co-Issuers the Notes at a price equal to 98.0% of the principal amount thereof, payable on the Closing Date; provided, that such price shall be increased on a dollar for dollar basis for any legal fees of the Purchasers that the Co-Issuers are obligated to pay. The Co-Issuers will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

(b) Each Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is either (A) not, and is not purchasing the Notes for the account or benefit of, a “U.S. Person” (as defined in Rule 902(k) of Regulation S under the Securities Act) or person in the United States, and did not receive an offer to acquire the Notes while in the United States, (B) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or (C) an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (“Regulation D”);

(ii) it (A) is not purchasing the Notes as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or the Internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising and (B) was not offered the Notes as the result of any “directed selling efforts”, as that term is defined in Regulation S under the Securities Act;

(iii) it (A) is acquiring the Notes for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Notes in violation of the United States securities laws, (B) has been furnished with or has had access to the information it has requested from the Co-Issuers and has had an opportunity to discuss with the management of the Co-Issuers, the business and financial affairs of the Co-Issuers and their subsidiaries and parent companies, and has generally such knowledge and experience in business and financial matters and with respect to investments in securities or privately held companies so as to enable it to understand and evaluate the risks of such investment and form an investment decision with respect thereto, (C) has made its own independent investigation into the affairs and financial conditions of the Co- Issuers and has not relied on any other party in making its decision to purchase the Notes, and (D) has not employed any broker or finder in connection with the transactions contemplated by this Agreement and no fees or commissions are payable to it; and

(iv) the source of funds to be used by such Purchaser to pay the purchase price of the applicable Notes does not include assets of any employee benefit plan (other than a plan exempt from the coverage of ERISA) or plan or any other entity the assets of which consist of “plan assets” of employee benefit plans or plans as defined in Department of Labor regulation Section 2510.3-101, as amended by Section 3(42) of ERISA (as used in this clause (iv), the term “employee benefit plan” shall have the meaning assigned to such term in Article 33 of ERISA, and the term “plan” shall have the meaning assigned thereto in Section 4975(e)(1) of the Code).

(c) Each Purchaser, severally and not jointly, acknowledges and agrees that the Co-Issuers and, for purposes of the “no registration” opinions to be delivered to the Purchasers pursuant to Section 6, counsel for the Co-Issuers and counsel for the Purchasers, respectively, may rely upon the accuracy of the representations and warranties of such Purchaser, and compliance by such Purchaser with its agreements, contained in paragraph (b) above, and each Purchaser hereby consents to such reliance.

(d) The Co-Issuers acknowledge and agree that each Purchaser is acting solely in the capacity of an arm’s-length contractual counterparty to the Co-Issuers with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Co-Issuers or any other person. Additionally, no Purchaser is advising any Co-Issuer as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Co-Issuers shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Purchasers shall not have any responsibility or liability to any Co-Issuer with respect thereto. Any review by any Purchaser of any Co-Issuer and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Purchaser, as the case may be, and shall not be on behalf of any Co-Issuer.

2. Payment and Delivery.

(a) Payment for and delivery of the Notes will be made at the offices of Sheppard, Mullin, Richter & Hampton LLP, not later than 10:00 A.M., New York City time, on October 8, 2021, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Purchasers and the Co-Issuers may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.” The Global Notes will be made available for inspection by the Purchasers not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(b) Payment for the Notes shall be made by wire transfer in immediately available funds to the accounts specified by the Co-Issuers to the Purchasers against delivery to the Purchasers of beneficial interests in the Global Notes as provided in Section 2(c) below.

(c) The Co-Issuers will cause the Trustee to deliver the beneficial interests in the applicable Global Notes allocable to each Purchaser to the DTC account specified in Exhibit A to the authentication order. At or prior to 10:00 A.M. New York City time on the Closing Date, each Purchaser agrees to direct the DTC participant through which such Purchaser will receive its beneficial interest in the Global Notes to submit the corresponding DWAC deposit instruction through DTC, for the aggregate principal amount of the Notes (the “DWAC Deposit”) it is purchasing pursuant to this Purchase Agreement. If the Trustee notifies the Co-Issuers that the DWAC Deposit for any Purchaser does not conform to Exhibit A of the authentication order, the Co-Issuers shall notify the relevant Purchaser. If the beneficial interests in the Global Notes are not delivered to any Purchaser on the Closing Date as a result of an error in the DWAC Deposit, such interests will be delivered on the first business day following the Closing Date on which such error is corrected.

3. Representations and Warranties of the Co-Issuers. The Co-Issuers, jointly and severally, represent and warrant to, and agree with, the Purchasers that, as of the date hereof and as of the Closing Date:

(a) [Reserved].

(b) [Reserved].

(c) [Reserved].

(d) Existence and Power. Each of the Note Parties is duly organized, validly existing and in good standing (to the extent the concept of “good standing” is applicable in the applicable jurisdiction) under the laws of the jurisdiction of its organization and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to be in good standing or have such licenses, authorizations, consents and approvals would not reasonably be expected to have a Material Adverse Effect. Each Note Party is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(e) Organization and Governmental Authorization; No Contravention. The execution, delivery and performance by the Note Parties of this Agreement and the other Operative Documents to which each is a party, the issuance and sale of the Notes to the several Purchasers pursuant to this Agreement and the use of proceeds thereof (collectively, the “Transactions”), (i) are within the powers of each Note Party, (ii) have been duly authorized by all necessary action pursuant to the Organizational Documents of each Note Party, (iii) require no further action by or in respect of, or filing with, any governmental body, agency or official (except (A) those as have been obtained or made and are in full force and effect and (B) filings necessary to perfect or maintain perfection of the Liens created under the Collateral Documents, including recordation of the Mortgages, the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office), (iv) do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of the Organizational Documents of any Note Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, except for such violations, conflicts, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect and (v) do not result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Co-Issuer or any other Note Party, other than the Liens created by the Operative Documents and Permitted Liens.

(f) The Indenture. The Indenture has been duly authorized by each of the Co-Issuers and on the Closing Date will be duly executed and delivered by each of the Co-Issuers and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Co-Issuers, enforceable against each of the Co-Issuers in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(g) The Notes. The Notes to be purchased by the Purchasers from the Co-Issuers are in the form contemplated by the Indenture, have been duly authorized by each of the Co-Issuers and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each of the Co-Issuers, enforceable against each of the Co-Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(h) This Agreement. This Agreement has been duly authorized, executed and delivered by each of the Co-Issuers; and, when duly executed and delivered in accordance with its terms by each of the parties hereto, will constitute a valid and legally binding agreement of each such Co-Issuer enforceable against it in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(i) [Reserved].

(j) Other Operative Documents. Each of the other Operative Documents has been duly authorized by each of the Note Parties party thereto and as of the Closing Date, each of the other Operative Documents will have been duly executed and delivered by each of the Note Parties party thereto, and will constitute a valid and legally binding agreement of each of the Note Parties party thereto, enforceable against each of the Note Parties party thereto in accordance with its terms, subject to the Enforceability Exceptions.

(k) Corporate Structure. The authorized equity securities of each of the Note Parties as of the Closing Date is as set forth on Schedule 3(k). All issued and outstanding equity securities of each of the Note Parties are duly authorized and validly issued, fully paid, non-assessable, free and clear of all Liens other than those in favor of the Collateral Agent for the benefit of the Secured Parties, those in favor of the collateral agent in respect of Permitted Additional Secured Indebtedness for the benefit of the secured parties under the applicable Permitted Additional Secured Indebtedness Documents and any inchoate tax Liens and any Permitted Liens, and such equity securities were issued in compliance in all material respects with all applicable state, federal and foreign laws concerning the issuance of securities. The identity of the holders of the equity securities of the Note Parties, the percentage of their ownership of the equity securities of the Note Parties and a description of the options and warrants outstanding with respect thereto as of the Closing Date is set forth on Schedule 3(k). As of the Closing Date, no shares of the capital stock or other equity securities of the Note Parties, other than those described above, are issued and outstanding. Except as set forth on Schedule 3(k), as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Note Party of any equity securities of any such entity.

(l) Financial Statements; No Material Adverse Effect. The Co-Issuers have heretofore furnished to the Purchasers the audited consolidated balance sheet of Rivian Parent as of December 31, 2020, and the related consolidated statements of operations, members’ equity and cash flows for the Fiscal Year then ended, reported on by Deloitte. Such financial statements fairly present in all material respects, in conformity with GAAP, the consolidated financial position of Rivian Parent and its consolidated subsidiaries as of such dates and their consolidated results of operations, changes in members’ equity and cash flows for such periods subject, in the case of unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes. Since December 31, 2020, no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

(m) Litigation. Except as set forth in Schedule 3(m), there is no action, suit or proceeding pending against, or to the Co-Issuers’ knowledge affecting, any Note Party, before any Governmental Authority as to which there is a reasonable probability of an adverse decision and in which any such adverse decision could reasonably be expected to have a Material Adverse Effect.

(n) Ownership of Property. As of the Closing Date, except as set forth on Schedule 3(n), each of the Co-Issuers and the Restricted Subsidiaries has good, valid and marketable title to, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) material to the operation of its business, including the Mortgaged Properties (except as sold or otherwise disposed of in the ordinary course of business), subject, in each case, to Permitted Liens.

(o) Labor Matters. As of the Closing Date, there are no strikes, organized work slowdowns, lockouts, organized work stoppages or picketing pending or, to the Co-Issuers’ knowledge, threatened against any Co-Issuer or any of the Restricted Subsidiaries, in each case, that would reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no claim, complaint, charge or investigation by a governmental entity for violation by any Co-Issuer or any of the Restricted Subsidiaries with respect to hours worked and payments made to the employees of any such Person or violation of the Fair Labor Standards Act or any other applicable law dealing with such matters has been made or initiated, in each case, that would reasonably be expected to have a Material Adverse Effect.

(p) Investment Company Act. No Note Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

(q) Margin Regulations. None of the proceeds from the Notes have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Notes to be considered a “purpose credit” within the meaning of Regulation T, Regulation U or Regulation X.

(r) Compliance With Laws. Each Note Party is in compliance with all Requirements of Law, except for Requirements of Law the non-compliance with which would not reasonably be expected to have a Material Adverse Effect.

(s) Taxes. Each Note Party has filed all federal, state and other tax returns and reports required to be filed, and has paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except (i) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(t) Compliance with ERISA. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) all Plans comply in form and in operation with their terms and the current applications of ERISA and the Code and the regulations and published interpretations thereunder, (ii) no ERISA Event has occurred or is reasonably expected to occur, and (c) the present value of all projected benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification No. 715: Compensation-Retirement Benefits) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan allocable to such accrued benefits.

(u) Anti-Corruption Law; Export Controls and Sanctions.

(i) Anti-Corruption. To the Co-Issuers’ knowledge, neither the Co-Issuers, their parent company nor any of their respective subsidiaries nor any of their respective directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Co-Issuers or any of their respective affiliates in obtaining or retaining business for or with, or directing business to, any Person. To the Co-Issuers’ knowledge, neither the Co-Issuers, their parent company nor any of their respective subsidiaries nor any of their respective directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. To the Co-Issuers’ knowledge, neither the Co-Issuers, their parent company nor any of their respective subsidiaries nor any of their respective officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law. To the Co-Issuers’ knowledge, neither the Co-Issuers, their parent company nor any of their respective subsidiaries nor any of their respective directors, officers, agents, employees or other Persons acting on their behalf has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in connection with the Co-Issuers’ or their parent company’s or their respective subsidiaries’ business. To the Co-Issuers’ knowledge, neither the Co-Issuers, their parent company nor any of their respective subsidiaries nor any of their respective directors, officers, agents, employees or other Persons acting on their behalf has accepted or received any unlawful contributions, payments, gifts or expenditures in connection with the Co-Issuers’ or their parent company’s or their respective subsidiaries’ business.

(ii) Export Controls. To the Co-Issuers’ knowledge, the Co-Issuers and their parent company and their respective subsidiaries have conducted all export transactions in accordance with applicable provisions of United States export control laws and regulations, including the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department, and the export control laws and regulations of any other applicable jurisdiction (except to the extent inconsistence with United States laws).

(iii) Sanctions. The Co-Issuers, their parent company, and their respective subsidiaries are not subject to Sanctions. None of any the Co-Issues, their parent company or any of their respective subsidiaries or, to the knowledge of the Co-Issuers, any of their respective, officers, directors, employees or agents have, within the past five years, engaged in any activity or transaction, directly or indirectly, with or involving a Sanctioned Country or a Sanctioned Person, in violation of applicable Sanctions by the Co-Issuers, their parent company or their respective subsidiaries. None of the Co-Issuers, their parent company or their respective subsidiaries or, to the Co-Issuers’ knowledge, their respective officers, director, employees or agents, is a Sanctioned Person or located in a Sanctioned Country.

(v) Compliance with Environmental Requirements; No Hazardous Materials. Except as could not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect, (i) each Note Party and its subsidiaries and their facilities and operations are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all permits, licenses or approvals required by any applicable Environmental Law, (ii) no Note Party and no subsidiary of any Note Party is party to, and no Note Party and no subsidiary of any Note Party and no Real Estate currently (or to the knowledge of any Note Party previously)

owned, leased or subleased by or for any such Person is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Note Party, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability relating to such Note Party’s compliance with Environmental Laws, (iii) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Note Party or any subsidiary of any Note Party and, to the knowledge of any Note Party, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property as a result of the Note Parties’ operations, (iv) no Note Party and no subsidiary of any Note Party has caused or suffered to occur a Release of Hazardous Materials at, to or from any current or former Real Estate or any other location, including any third party disposal site, that has resulted or could reasonably be expected to result in an Environmental Liability of such Note Party or subsidiary of a Note Party, (v) all Real Estate currently or, to the knowledge of any Note Party, previously owned, leased or subleased by or for any Note Party and each subsidiary of each Note Party is free of contamination by any Hazardous Materials and (vi) no Note Party and no subsidiary of any Note Party knows of any facts, circumstances or conditions, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.) or similar Environmental Laws, which would reasonably be expected to result in an Environmental Liability of such Note Party or subsidiary of a Note Party.

(w) Intellectual Property; Data Security.

(i) Each Note Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is necessary to the conduct of such Note Party’s business, taken as a whole, as currently conducted except for such Intellectual Property the failure of which to own or license or otherwise have the right to use would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(ii) (A) The Owned Intellectual Property, Licensed Intellectual Property and the conduct and operations of the business of each Note Party and each Restricted Subsidiary as currently conducted does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person, (B) except as set forth on Schedule 3(w), no other Person has contested in writing any right, title or interest of such Note Party or any Restricted Subsidiary of such Note Party in, or relating to, any Intellectual Property and (C) each Note Party is the owner of its Owned Intellectual Property free and clear of any Lien other than any Permitted Liens, other than, in the case of (A), (B) or (C) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iii) With respect to each Note Party (A) none of the Owned Intellectual Property and, to the knowledge of such Note Party, none of the Licensed Intellectual Property has been adjudged invalid or unenforceable in whole or part, and, to the knowledge of such Note Party, all such Owned Intellectual Property and, to the knowledge of such Note Party, all of the Licensed Intellectual Property is valid and enforceable, and (B) there exist no restrictions on the disclosure, use, license or transfer of any Owned Intellectual Property or, to the knowledge of such Note Party, of any Licensed Intellectual Property, other than, in the case of (A) or (B) above, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iv) Each Note Party has taken all actions reasonably necessary to maintain and protect its rights in its Owned Intellectual Property and Licensed Intellectual Property, including payment of applicable maintenance fees and filing of applicable statements of use, other than, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) Each Note Party has taken commercially reasonable actions to protect and maintain the security, integrity and continuous operation of its material software and systems (and the data stored therein or processed thereby), and there has been no breach, violation or unauthorized access to same, other than incidents that were resolved without material cost, liability or the duty to notify any Person.

(x) Real Property Interests. Except for the fee ownership and leasehold interests set forth in the Perfection Certificate, no Note Party has, as of the Closing Date, any fee ownership or leasehold interest in any Real Estate.

(y) Solvency. The Co-Issuers and the Restricted Subsidiaries, taken as a whole, on a consolidated basis, are Solvent immediately after the consummation of the Transactions to occur on the Closing Date, including the issuance and sale of the Notes and the use of the proceeds thereof on the Closing Date.

(z) Full Disclosure.

(i) None of the written information (financial or otherwise) furnished by or on behalf of any Note Party to any Purchaser in connection with the consummation of the transactions contemplated by the Note Documents (as modified or supplemented by any other information so furnished) when taken as a whole contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading when taken as a whole in light of the circumstances under which such statements were made.

(ii) As of the Closing Date, to the best knowledge of any Co-Issuer, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to the Trustee or any Purchaser in connection with this Agreement is true and correct in all respects.

(aa) Security Documents.

(i) The Security Agreement creates in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described in the Security Agreement and the proceeds thereof, subject to the Enforceability Exceptions, and (i) upon the taking of possession or control by the Collateral Agent of any Pledged Collateral, the Liens created under the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Note Parties in all Pledged Collateral, in each case prior and superior in right to any adverse claim of any other Person, other than with respect to Permitted Liens, and (ii) when UCC financing statements in appropriate form are filed in the offices specified on Schedule 3(aa), the Liens created under the Security Agreement will, to the extent that a security interest therein may be perfected by filing pursuant to the UCC, constitute fully perfected Liens on, and security interests in, all right, title and interest of the Note Parties in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.

(ii) Each of the Mortgages, when executed and delivered, will be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the applicable county records, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Note Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any adverse claim of any other Person (other than with respect to Permitted Liens), as security for the Secured Obligations.

(bb) Deposit Accounts, Securities Accounts, Etc. Other than accounts constituting Excluded Assets, no Note Party has any deposit accounts or securities accounts other than (x) accounts permitted to be opened under the Note Documents and (y) as of the Closing Date, the accounts set forth in Schedule 3(bb). As of the Closing Date, the purpose and type of each such account is specified on Schedule 3(bb).

(cc) [Reserved].

(dd) [Reserved].

(ee) [Reserved].

(ff) Senior Indebtedness. The Notes constitute “senior indebtedness” as such term is defined in any indenture or agreement governing any outstanding subordinated indebtedness of any Co-Issuer.

(gg) No Broker’s Fees. None of the Co-Issuers is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(hh) Rule 144A Eligibility. On the Closing Date, the Notes will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system.

(ii) No Integration. None of the Co-Issuers or any of their affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act.

(jj) No General Solicitation or Directed Selling Efforts. None of the Co-Issuers, any of their affiliates or any other person acting on its or their behalf (other than the Purchasers, as to whom no representation is made) has (i) solicited offers for, or offered or sold, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) with respect to the Notes, if any, sold to the Purchasers pursuant to Regulation S under the Securities Act, engaged in any directed selling efforts within the meaning of Regulation S, and all such persons have complied with the offering restrictions requirement of Regulation S.

(kk) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 1(b) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Notes to the Purchasers to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939.

(ll) Existing Debt. All Debt of the Co-Issuers and their Restricted Subsidiaries (other than Debt under the ABL Credit Agreement and the Notes) outstanding on (or made pursuant to binding commitments existing on) the Closing Date is either (i) set forth on Schedule 3(ll) or (ii) otherwise permitted to be incurred under Section 5.01 (excluding Section 5.01(b)(ii)) of the Indenture.

(mm) Existing Liens. All Liens of the Co-Issuers and their Restricted Subsidiaries existing on the Closing Date (other than Liens securing the Notes and the ABL Credit Agreement) are either (i) set forth on Schedule 3(mm) or (ii) otherwise permitted to be incurred under Section 5.02 (excluding Section 5.02(c)(ii)) of the Indenture.

(nn) Existing Investments. All Investments of the Co-Issuers and their Restricted Subsidiaries existing on, or made pursuant to binding commitments existing on, the Closing Date are either (i) set forth on Schedule 3(nn) or (ii) otherwise permitted to be made pursuant to Section 5.07 (excluding Section 5.07(a)) of the Indenture.

Each certificate signed by any officer or director of any Note Party and delivered to the Purchasers or to counsel for the Purchasers shall be deemed a representation and warranty by such entity (and not individually by such officer) to each Purchaser with respect to the matters covered thereby.

4. Further Agreements of the Co-Issuers. The Co-Issuers jointly and severally covenant and agree with the Purchasers that:

(a) Identity of Purchasers. The Co-Issuers will not release, distribute, file or publish any press release, public filing or other public written communication that includes the name of any Purchaser or any of its Affiliates without the consent of such Purchaser; provided that each of the following shall be permitted: (i) the public filing of this Agreement with the Purchasers’ names on the signature pages hereof, (ii) the disclosure of any Purchaser’s or its Affiliate’s name in a Registration Statement on Form S-1 (other than the disclosure permitted pursuant to the foregoing clause (i)), to the extent required pursuant to the rules and regulations of the SEC applicable to such Form S-1, and thereafter such disclosure in any other SEC filing in which such disclosure may be required pursuant to the applicable rules and regulations of the SEC; provided that prior to the first such public disclosure (but not any subsequent substantially similar disclosure), the Co-Issuers shall use commercially reasonable efforts to provide such Purchaser the opportunity to review such disclosure reasonably in advance of making such filing and (iii) such disclosure to the extent required pursuant to the order of any court or administrative agency or otherwise as required by applicable law or regulation or as requested by a governmental authority (in which case the Co-Issuers agree to inform the Purchasers promptly thereof and to provide such Purchaser the opportunity to review the applicable disclosure reasonably in advance, in each case only to the extent the Co-Issuers are lawfully permitted to do so).

(b) Blue Sky Compliance. The Co-Issuers will qualify or register (or obtain exemptions from qualifying or registering), if necessary, the Notes for offer and sale under the securities or Blue Sky laws of each of the United States in which the Purchasers are residents (provided, that the Purchasers shall provide such information, if any, as may be reasonably necessary to effect such qualification or registration (or obtain an exemption therefrom) upon the Co-Issuers’ request); provided, however, that in connection therewith, none of the Co-Issuers shall be required to subject itself to taxation in any such jurisdiction where it is not then so subject.

(c) [Reserved].

(d) DTC. The Co-Issuers will arrange for the Notes to be eligible for clearance and settlement through DTC.

(e) No Integration. None of the Co-Issuers or any of their affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any “security” (as defined in the Securities Act), that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act.

(f) Investment Company. None of the Co-Issuers will be, nor will it become, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(g) Beneficial Ownership Certification. As promptly as practicable following a request by any Purchaser, the Co-Issuers will deliver to such Purchaser, a properly completed and executed Beneficial Ownership Certification, together with copies of identifying documentation, of the Co-Issuers and the Co-Issuers undertake to provide such additional supporting documentation as any Purchaser may reasonably request in connection with the verification of the Beneficial Ownership Certification.

5. [Reserved].

6. Conditions of Purchasers’ Obligations. The obligation of the Purchasers to purchase the Notes on the Closing Date as provided herein is subject to the performance by each of the Co-Issuers and the other Note Parties, as applicable, of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Indenture and Notes. The Indenture shall have been duly executed and delivered by a duly authorized officer of each party thereto, and the Notes shall have been duly executed and delivered by a duly authorized officer of the Co-Issuers and duly authenticated by the Trustee, each in form and substance reasonably satisfactory to the Purchasers, and the Purchasers shall have received copies thereof.

(b) [Reserved].

(c) Other Operative Documents. The following Operative Documents shall have been duly executed and delivered by a duly authorized officer of each party thereto, each in form and substance reasonably satisfactory to the Purchasers, and the Purchasers shall have received copies thereof: (i) this Agreement, (ii) the Security Agreement and (iii) the Intercreditor Agreement.

(d) Representations and Warranties. The representations and warranties of the Co-Issuers contained herein shall be true and correct in all material respects on and as of the Closing Date; the statements of the Co-Issuers and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct in all material respects on and as of the Closing Date; and the representations and warranties of the Note Parties contained in the other Operative Documents or any certificates delivered pursuant thereto or in connection therewith shall be true and correct in all material respects as of the Closing Date (it being understood and agreed that any representation or warranty in this Agreement or any other Operative Document or any statement in any certificate which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty or statement which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(e) No Default. At the time of and immediately after giving effect to the issuance and sale of the Notes, no Default shall have occurred and be continuing.

(f) Minimum Liquidity. The Note Parties shall have at least $1,000,000,000 of unrestricted cash and borrowing availability under the ABL Credit Agreement.

(g) Officer’s Certificate. The Purchasers shall have received on and as of the Closing Date a certificate signed by one or more executive officers of the Co-Issuers who have specific knowledge of the Co-Issuers’ financial matters and is satisfactory to the Purchasers to the effect set forth in paragraphs (d), (e) and (f) above.

(h) Opinion of New York Counsel for the Co-Issuers. Latham & Watkins LLP, New York counsel for the Co-Issuers, shall have furnished to (i) the Purchasers, at the request of the Co-Issuers, written opinions that are customary for transactions of this type, including in respect of corporate, securities and investment company act matters, and security interest matters, dated the Closing Date and addressed to the Purchasers, in form and substance reasonably satisfactory to the Purchasers and (ii) the Trustee and the Collateral Agent a customary reliance letter with respect to the opinion described in the foregoing clause (i).

(i) Financial Statements and Projections. The Purchasers shall have received (i) audited consolidated financial statements of Rivian Parent for the 2019 and 2020 fiscal years of Rivian Parent and (ii) unaudited consolidated financial statements of Rivian Parent for each fiscal quarter of the 2021 fiscal year of Rivian Parent ended at least 45 days prior to the Closing Date.

(j) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Purchasers shall have received (i) a certificate of each Note Party (or a single certificate of all Note Parties), dated the Closing Date and executed by its Secretary, Assistant Secretary or manager, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Operative Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Note Party authorized to sign the Operative Documents to which it is a party and (C) attaching the certificate or articles of incorporation or organization of each Note Party certified by the relevant authority of the jurisdiction of organization of such Note Party and a true and correct copy of its by-laws or operating, management or partnership agreement, or other organizational or governing documents, and (ii) a recent good standing certificate for each Note Party from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Note Party from the appropriate governmental officer in such jurisdiction.

(k) DTC. The Notes shall be eligible for clearance and settlement through DTC.

(l) Perfection Certificate. The Purchasers shall have received a Perfection Certificate with respect to the Note Parties dated the Closing Date and duly executed by an Officer of each Co-Issuer.

(m) Filings, Registration and Recordings. Each document required by the Indenture, the Collateral Documents, or under law or reasonably requested by the Purchasers, in each case, to be filed, registered or recorded, or delivered for filing on or prior to the Closing Date, including any Uniform Commercial Code financing statements, in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected first-priority lien and security interest in the Collateral that can be perfected by the making of such filings, registrations or recordations, prior and superior to the right of any other person (other than Permitted Liens), shall be executed and in proper form for filing, registration or recordation.

(n) Minimum Cash. On the Closing Date after giving effect to the issuance of the Notes, the Note Parties will hold at least $3,000,000,000 in the aggregate of, without duplication, (i) cash and Permitted Investments that are not “restricted” for purposes of GAAP and (ii) cash and Permitted Investments in which the ABL Agent has, and the Collateral Agent will have upon consummation of the issuance, purchase and sale of the Notes in accordance with this Agreement (and, for avoidance of doubt, taking into account Section 2.3(c) of the Intercreditor Agreement, a perfected security interest.

(o) Expenses. Substantially simultaneously with the Closing Date, the Trustee, the Collateral Agent and the Purchasers shall have received all fees and expenses for which invoices have been presented in writing (including the reasonable fees and expenses of legal counsel), on or before the Closing Date, to the extent such expenses are reimbursable pursuant to the terms of this Agreement or the separate fee letters between the Co-Issuers and the Trustee and Collateral Agent.

(p) Solvency. The Purchasers shall have received a certificate signed by a Financial Officer dated the Closing Date that the Co-Issuers and their Restricted Subsidiaries, taken as a whole, on a consolidated basis are Solvent immediately after the consummation of the Transactions to occur on the Closing Date, including the issuance and sale of the Notes and the use of the proceeds thereof on the Closing Date.

(q) Insurance. The Purchasers shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Purchasers and otherwise in compliance with the terms of the Indenture.

(r) USA PATRIOT Act, Etc. (i) The Purchasers shall have received, at least three (3) days prior to the Closing Date, all documentation and other information regarding the Note Parties requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing of the Note Parties at least ten (10) days prior to the Closing Date, and (ii) to the extent any Note Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) days prior to the Closing Date, any Purchaser that has requested, in a written notice to the Note Parties at least ten (10) days prior to the Closing Date, a Beneficial Ownership Certification in relation to each Note Party shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Purchaser of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(s) Permits and Consents. Each Note Party shall have obtained all governmental licenses, authorizations, consents and approvals and all consents of other Persons, in each case that are necessary in connection with the issuance and sale of the Notes, and each of the foregoing shall be in full force and effect.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Purchaser.

7. Indemnification and Contribution.

(a) Indemnification of the Purchasers. Each of the Co-Issuers, jointly and severally, agrees to indemnify and hold harmless each Purchaser, its affiliates, directors, employees, agents and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Person”), from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred, but limited, in the case of legal fees and expenses, to the reasonable and documented fees, expenses and disbursements of one counsel to all Indemnified Persons taken as a whole and, if reasonably necessary, a single local counsel for all Indemnified Persons taken as a whole in each relevant jurisdiction that is material to the interest of such Indemnified Persons (which may be a single local counsel acting in multiple material jurisdictions), and solely in the case of a conflict of interest between Indemnified Persons (where the Indemnified Person affected by such conflict of interest informs the Co-Issuers in writing of such conflict of interest), one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated taken as a whole), joint or several, that arise out of, or are based: (i) in whole or in part upon any inaccuracy in the representations and warranties of the Co-Issuers contained herein, (ii) in whole or in part upon any failure of the Co-Issuers to perform their obligations hereunder, or (iii) upon any act or failure to act or any alleged act or failure to act by any Purchaser in connection with, or relating in any manner to, the private placement of the Notes contemplated hereby; provided that the Co-Issuers shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted from (A) any acts or failures to act undertaken or omitted to be taken by such Purchaser through its gross negligence, bad faith or willful misconduct, (B) a material breach of any obligations of such Purchaser under this Agreement or any other Operative Document or (C) any dispute solely among Indemnified Persons; and to reimburse each Purchaser, its affiliates, directors, employees, agents and officers, and each such controlling person for any and all expenses as such expenses are reasonably incurred by such Purchaser or its affiliates, directors, employees, agents and officers or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based, in whole or in part, upon any inaccuracy in the representations and warranties of the Purchasers contained herein.

(b) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to paragraph (a) above, the Indemnified Person shall promptly notify the Co-Issuers in writing; provided that the failure to notify the Co-Issuers shall not relieve them from any liability that they may have under paragraph (a) above except to the extent that they have been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Co-Issuers shall not relieve them from any liability that they may have to an Indemnified Person otherwise than under paragraph (a) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Co-Issuers thereof, the Co-Issuers, if the Co-Issuers desire to do so, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person, but only if (i) no Event of Default under the

Indenture shall have occurred and be continuing, (ii) such action or proceeding does not involve (A) any risk of criminal liability or suspension or debarment of the Indemnified Person by a Governmental Authority or (B) material risk of material civil money proceedings being imposed on the Indemnified Person and (iii) the claimant in such action or proceeding does not seek injunctive or nonmonetary equitable relief. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Co-Issuers and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Co-Issuers have failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Co-Issuers; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Co-Issuers and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Co-Issuers shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of counsel except to the extent provided in paragraph (a) above (and any such fees and expenses for which the Co-Issuers are liable as provided in paragraph (a) above) shall be reimbursed as they are incurred). The Co-Issuers shall not be liable for any settlement of any proceeding effected without their written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the Co-Issuers agree to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Co-Issuer shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(c) Contribution. If the indemnification provided for in paragraph (a) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then the Co-Issuers, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Co-Issuers, on the one hand, and the Purchasers, on the other hand, from the private placement of the Notes and the consummation of the transactions contemplated hereby or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Co-Issuers, on the one hand, and the Purchasers, on the other hand, in connection with the acts or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Co-Issuers, on the one hand, and the Purchasers, on the other hand, shall be deemed to be in the same respective proportions as the total net proceeds (before deducting expenses) received by the Co-Issuers from the sale of the Notes bear to the total discount received by the Purchasers in connection therewith, as provided in this Agreement.

(d) Limitation on Liability. No party hereto shall be liable for any indirect, special, punitive or consequential damages hereunder, and to the extent permitted by applicable law, each party hereto hereby waives any claim against any other party hereto on any theory of liability for any indirect, special, punitive or consequential damages hereunder, under any agreement or instrument contemplated hereby or as a result of any of the transactions contemplated hereby or thereby; provided that nothing contained in this sentence shall limit the indemnity, contribution or reimbursement obligations of the Co-Issuers to the Indemnified Persons under this Section 7 to the extent such indirect, special, punitive or consequential damages are included in any third party claim in connection with which such Indemnified Person is entitled to indemnification under paragraph (a) above or contribution under paragraph (c) above.

(e) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated by the Purchasers on the Closing Date if any condition described in Section 6 is not fulfilled or waived in writing by the Purchasers on or prior to the Closing Date.

9. Payment of Expenses.

(a) Each of the Co-Issuers, jointly and severally, agrees to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any transfer taxes payable in that connection; (ii) the costs of reproducing and distributing each of the Operative Documents and all other agreements and other documents prepared and delivered in connection herewith; (iii) the fees and expenses of the Note Parties’ counsel; (iv) the fees and expenses of the Trustee, the Collateral Agent and any paying agent (including related fees and expenses of any counsel to such parties); (iv) all expenses and application fees incurred in connection with the approval of the Notes for book-entry transfer by DTC (including the expenses of counsel to the agent facilitating such approval); (v) the fees and expenses ((including without limitation, filing and recording fees, search fees, taxes and costs of title policies) incurred with respect to creating, documenting and perfecting the security interests in the Collateral as contemplated by the Collateral Documents; (vi) the fees and expenses of Sheppard, Mullin, Richter & Hampton LLP, as counsel to certain of the Purchasers, for all periods prior to the Closing Date (plus reasonable estimated post-closing expenses relating to actions with respect to creation and perfection of the Collateral to be taken on or after the Closing Date), which fees and expenses, for avoidance of doubt, will result in an increase in the issue price pursuant to Section 1(a) hereof; and (vii) all reasonable expenses related to any data room established by or on behalf of the Note Parties to facilitate due diligence review of the Note Parties in connection with their investment in the Notes. Notwithstanding any of the foregoing, the Co-Issuers shall have no obligation to pay (x) any fees and expenses of legal counsel to the Purchasers, except as expressly set forth in clause (vi) above or Section 9(b) below, (y) fees and expenses of any other third party service provider or advisor retained by the Purchasers or (z) any other fees and expenses of the Purchasers.

(b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Co-Issuers for any reason fail to tender the Notes for delivery to the Purchasers or (iii) the Purchasers decline to purchase the Notes for any reason permitted under this Agreement, the Co-Issuers shall have no obligation to reimburse any Purchaser for any out-of-pocket costs and expenses (including the fees and expenses of its counsel), except as may be provided pursuant to any separate written agreement with such Purchaser.

10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, and the officers, directors, affiliates and any controlling persons referred to herein. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Notes from any Purchaser shall be deemed to be a successor merely by reason of such purchase.

11. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Co-Issuers and the Purchasers contained in this Agreement or made by or on behalf of the Co-Issuers or the Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Co-Issuers or the Purchasers.

12. Certain Defined Terms. For purposes of this Agreement,

(a) “affiliate” has the meaning set forth in Rule 405 under the Securities Act except where otherwise expressly provided;

(b) “business day” means any day other than a day on which banks are permitted or required to be closed in New York City;

(c) “ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) with respect to a Plan, the failure to satisfy the “minimum funding standard” within the meaning of Section 412 or 430 of the Code or Section 302 or 303 of ERISA, whether or not waived, or the failure to make by its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA with respect to a Plan, (c) the failure of any Co-Issuer or any ERISA Affiliate to timely make any required contribution to a Multiemployer Plan, (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (e) the imposition of any liability under Title IV of ERISA upon any Co-Issuer or any ERISA Affiliate with respect to the termination of any Plan, (f) the withdrawal or partial withdrawal of any Co-Issuer or any ERISA Affiliate from any Plan or Multiemployer Plan, (g) the filing of a notice of intent to terminate, the treatment of a Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan, (h) an event or condition that constitutes grounds under Section 4042 of ERISA for, and that could reasonably be expected to result in, the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, (i) the occurrence of a non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) for which any Co-Issuer or any of the Subsidiaries has or is reasonably expected to have any material liability, (j) the receipt by any Co-Issuer or any ERISA Affiliate of notice from any Multiemployer Plan (1) imposing Withdrawal Liability on any Co-Issuer or any ERISA Affiliate, (2) notifying any Co-Issuer or any ERISA Affiliate that such Multiemployer Plan is, or is expected to be, in “insolvency” pursuant to Section 4245 of ERISA, if applicable or (3) notifying any Co-Issuer or any ERISA Affiliate that such Multiemployer Plan is, or is expected to be, in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA, if applicable), (k) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA, if applicable) or (l) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303(k) of ERISA with respect to any Plan;

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended;

(e) “Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA and in respect of which the Co-Issuers make or are obligated to make contributions, or with respect to which a Co-Issuer has liability under Section 4212(c) of ERISA (including on account of any ERISA Affiliate);

(f) “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions;

(g) “Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Sections 412 and 430 of the Code or Section 302 of ERISA, and in respect of which any Co-Issuer or any ERISA Affiliate is (or if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA;

(h) “Solvent” means, with respect to any Person on any date of determination, (a) the fair value and the present saleable value of any and all property of such Person and its subsidiaries, on a consolidated basis, is greater than the probable liability on existing debts of such Person and its subsidiaries, on a consolidated basis, as they become absolute and mature, (b) such Person and its subsidiaries, on a consolidated basis, are able to pay their debts (including contingent and subordinated liabilities) as they become absolute and mature, (c) such Person and its subsidiaries do not intend to, nor believes that they will, incur debts that would be beyond their ability to pay as such debts mature and (d) such Person and its subsidiaries, on a consolidated basis, are not engaged in businesses or transactions, nor about to engage in businesses or transactions, for which any property remaining would constitute unreasonably small capital. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability;

(i) “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and

(j) “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

13. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers may be required to obtain, verify and record information that identifies the Co-Issuers and the other Note Parties, which information may include the name and address, as well as other information that will allow the Purchasers to properly identify such Persons.

14. Confidentiality.

(a) Each of the Purchasers agrees to maintain the confidentiality of the Information (as defined below) in accordance with its customary procedures (as set forth below), except that Information may be disclosed (i) to its affiliates, limited partners and managed accounts and to its and their respective partners (including limited partners), directors, officers, employees, managers, administrators, current and prospective investors, lenders, funding sources, rating agencies, agents, trustees, advisors and representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and in no event shall such disclosure be made to any Competitor pursuant to this clause (i) but only to the extent that each Purchaser has been informed in writing as to the identity of such Competitor), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority) or in response to examinations, demands, requests or reporting requirements of regulatory authorities (including self-regulatory authorities) having jurisdiction over the applicable Purchaser; provided that such Purchaser agrees that it will notify the Co-Issuers as soon as practicable prior to (where permissible) or in the event of any such disclosure by such person unless such notification is prohibited by law, rule or regulation, and take reasonable steps to minimize the extent of any such required disclosure, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that such Purchaser agrees that it will notify the Co-Issuers as soon as practicable prior to (where permissible) or in the event of any such disclosure by such person unless such notification is prohibited by law, rule or regulation, and take reasonable steps to minimize the extent of any such required disclosure, (iv) to any other party hereto (it being understood that in no event shall such disclosure be made to any Competitor pursuant to this clause (iv) but only to the extent that each Purchaser has been informed in writing as to the identity of such Competitor), (v) in connection with the exercise of any remedies hereunder or under any other Operative Document or any action or proceeding relating to this Agreement or any other Operative Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions at least as restrictive as those of this Section 14 (it being understood that in no event shall such disclosure be made to any Competitor pursuant to this clause (vi) but only to the extent that each Purchaser has been informed in writing as to the identity of such Competitor), to (A) any permitted purchaser, assignee or transferee of Notes (or beneficial interests therein) or any prospective permitted purchaser, assignee or transferee of Notes (or beneficial interests therein), or (B) any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to the Co-Issuers and their obligations, (vii) with the prior written consent of the Co-Issuers, (viii) with respect to such Purchaser’s investment in the Co-Issuers and the value of its security holdings to the extent required by and in accordance with applicable investment reporting and disclosure regulations without prior notice to or consent from the Co-Issuers, or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 14 or (B) becomes available to any Purchaser or any of its affiliates on a non-confidential basis from a source other than any Note Party, and which source is not known by such Purchaser (or should not reasonably be known by such Purchaser) to be subject to a confidentiality restriction in respect thereof in favor of the Note Parties. In addition, each of the Purchasers may disclose the existence of this Agreement and the information about this Agreement to service providers to the Purchasers in connection with the administration and management of this Agreement and the other Operative Documents. Notwithstanding anything to the contrary contained in this Agreement, nothing in this Section 14 or otherwise in this Agreement shall prohibit any Purchaser from disclosing any information to any lender to, or any managed account or any limited partner of, such Purchaser to the extent such information is subject to customary confidentiality obligations binding on such lender, limited partner or managed account pursuant to customary investment advisory, fund or loan documentation.

(b) For purposes of this Section 14, “Information” means all information received from or on behalf of the Co-Issuers, any other Note Party or any subsidiary or parent thereof relating to the Co-Issuers, any other Note Party or any subsidiary or parent thereof or their respective businesses, other than any such information that is available to any Purchaser on a non-confidential basis prior to disclosure by the Co-Issuers, any other Note Party or any subsidiary or parent thereof. Any person required to maintain the confidentiality of Information as provided in this Section 14 shall be considered to have complied with its obligation to do so in accordance with its customary procedures if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

(c) Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to such tax treatment and tax structure shall remain subject to the confidentiality provisions of this Section 14 (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective affiliates, and their respective affiliates’ partners, shareholders, directors, officers and employees to comply with applicable securities laws. For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the Transactions but does not include information relating to the identity of any of the parties hereto or any of their respective affiliates.

15. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to any Purchaser shall be given to such Purchaser at its address set forth on Annex A to this Agreement. Notices to the Note Parties shall be given to them at Rivian Holdings, LLC, 14600 Myford Road, Irvine, California 92606, Attention: Chris Sanders, email: csanders@rivian.com, with a copy to Latham & Watkins LLP, 555 Eleventh Street, NW, Washington, D.C. 20004, Attention: Jennifer S. Van Driesen, Email: jennifer.vandriesen@lw.com and Benjamin D. Stern, Email: benjamin.stern@lw.com.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Submission to Jurisdiction. Each of the Co-Issuers hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in the County of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Co-Issuers waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Co-Issuers agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such Co-Issuer and may be enforced in any court to the jurisdiction of which such Co-Issuer is subject by a suit upon such judgment.

(D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(e) Entire Agreement; Counterparts. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) shall be effective as delivery of a manually executed counterpart thereof.

(f) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g) Severability. Any provision of any Note Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(h) Headings. The headings herein are included for convenience of reference only

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, Co-Issuers RIVIAN HOLDINGS, LLC RIVIAN, LLC RIVIAN AUTOMOTIVE, LLC

By:	/s/ Claire McDonough
Name: Claire McDonough Title: Chief Financial Officer and Treasurer

[Remaining signature pages omitted]